Exhibit 23(a)
Consent of Haskell & White LLP


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




     We consent to the incorporation by reference in this Registration Statement of U.S. Wireless Corporation on Form S-3 of our report dated May 13, 1999 appearing in the Annual Report on Form 10-KSB of U.S. Wireless Corporation for the year ended March 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                                             HASKELL & WHITE LLP
                                                    Certified Public Accountants

Newport Beach California
July 2, 1999